EX-4.3
     GoTrain Corp. Series 1 Convertible Subordinated Debenture Issued February 15, 2002 Due July 31, 2003

                                                              Exhibit 4.3















                                  GOTRAIN CORP.

                      8% CONVERTIBLE SUBORDINATED DEBENTURE

                                DUE JULY 31, 2003



                               SERIES 1 DEBENTURE







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         THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND APPLICABLE LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

         THIS INSTRUMENT AND THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED, IN THE MANNER AND TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT") WHICH MAY BE EXECUTED BETWEEN THE COMPANY AND SENIOR LENDERS. EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, AGREES (i) TO BE BOUND BY THE TERMS OF ANY SUBORDINATION AGREEMENT REQUIRED BY SENIOR LENDERS OF THE COMPANY AND (ii) IN THE EVENT THAT ANY CONFLICT EXISTS BETWEEN THE TERMS OF THIS INSTRUMENT, ANY DOCUMENT EXECUTED IN CONNECTION WITH THE DELIVERY OF THIS INSTRUMENT AND THE TERMS OF THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND BE CONTROLLING.



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                                  GOTRAIN CORP.

                      8% CONVERTIBLE SUBORDINATED DEBENTURE

                                DUE JULY 31, 2003

                                    SERIES 1
$1,000,000.00                                                  February 15, 2002


         GOTRAIN CORP., a Delaware corporation (the "Company"), which term includes any successor corporation, ("GoTrain" or "the Company"), for value received, hereby promises to pay to Polmeroy Limited ("Holder"), or subject to Sections 7 and 9 herein, Holder's assigns, the principal sum of Six Hundred Sixty Six Thousand, Six Hundred and Sixty Seven Dollars ($666,667.00) ("Original Amount"), or such lesser amount as shall then be outstanding together with any unpaid accrued interest thereon, on July 31, 2003 (the "Maturity Date"), subject to the terms hereof. Interest shall be calculated based on a three hundred sixty-five (365) day year for actual number of days elapsed. This debenture ("Debenture") is issued in connection with the contemporaneous issuance by the Company of additional debentures (the "Debentures") and shall be designated "Series 1 Debenture".

         The following is a statement of the rights of the Holder of this Debenture and the conditions to which this Debenture is subject, and to which the Holder, by the acceptance of this Debenture, agrees:

         9. Interest. This Debenture shall bear interest at the rate of eight percent (8.00%) per annum on the principal of this Debenture outstanding from the date of issuance hereof until the principal amount of this Debenture has been paid in full, or until this Debenture has been fully converted pursuant to
Section 5 hereof, whichever is earlier. Interest will be cumulative, but shall not accumulate interest on unpaid interest. Interest shall only be paid if the Holder and the Company fail to convert the Debenture into Series A Preferred Stock. If any interest of the Original Amount is not paid within fifteen (15) days after the due date hereof, whether by acceleration, upon maturity or otherwise, interest shall accrue on such unpaid amount at a default rate equal to the lesser of (i) 12% per month or (ii) the highest rate permitted under applicable law, until such amount is paid in full (the "Default Rate").

         10.      Payments.  Except as set forth herein with respect to the
                  --------
conversion of Debentures, interest shall accrue and be payable in lawful money of the United States of America to Holder.

         11. Events of Default. If any of the events specified in this Section 3 shall occur (individually an "Event of Default"), the Holder may, and subject to
Section 4 and Section 5.6 hereof, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company (or, in the case of the occurrence of an Event of Default contemplated by paragraphs (i) or (ii) below, the entire principal and unpaid accrued interest hereon shall automatically be immediately due and payable without the requirement of notice) :



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                           (i)      The institution by the Company of an
Insolvency Proceeding, or the consent by it to the institution of an Insolvency Proceeding or the filing by it of a petition or answer or consent to an action seeking an Insolvency Proceeding, or the taking of corporate action by the Company in furtherance of any such action; or

                           (ii)     If, within sixty (60) days after the
commencement  of an  involuntary  Insolvency
Proceeding, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

                           (iii)    Any default of the Company under any Senior
Indebtedness  (as defined below) that
results in the acceleration of such Senior Indebtedness

                           (iv)     Any   declaration   in  writing  that  the
Company  is  insolvent,   inadequately
capitalized, or is unable to pay its debts as they fall due; or

                           (v) the Company shall have  materially  breached any
representation,  warranty or covenant
contained in the Securities Purchase Agreement of even date herewith between the Company and the Holder.

         "Insolvency Proceeding" means any case or proceeding (x) under the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101, et seq., or (y) under any other federal law, or under state law, to reorganize, liquidate, appoint a trustee for, a receiver for or an assignee for the benefit of creditors of the Company, or for all or substantially all of the assets of the Company, whether voluntary or involuntary.

         12.      Subordination.
                  -------------

                  12.1. Senior Indebtedness. (a) The Company agrees, and Holder and each subsequent holder of this Debenture by acceptance hereof likewise agrees, that the payment of the principal, interest and any other amounts due under this Debenture will be subordinated to all Senior Indebtedness. "Senior Indebtedness" shall mean all indebtedness and payment obligations of the Company, of whatever nature issued by an institution as defined in Rule 501(a)(1) issued under the 1933 Act (as defined in Section 5.2) and such indebtedness has been designated as "Senior Indebtedness" by the Company and the lender(s), whether now or hereafter outstanding, up to a maximum principal amount of $5,000,000.00. By its acceptance of this Debenture, the Holder of this Debenture agrees to be bound by the terms hereof and agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the holder of any Senior Indebtedness in order to implement the provisions of this Section 4. In the event the Holder of this Debenture does not execute and deliver such Subordination Agreement(s), then the Company, at its option, shall have the right to repay the principal sum of this Debenture to Holder and terminate all rights and terms herein.



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         (b) Subject to the payment in full of the Senior Indebtedness contemplated by Section 4.1(a) as aforesaid, the holder of this Debenture shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of such Senior Indebtedness, until the principal of, and interest on, this Debenture shall be paid in full, and, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder of this Debenture, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Section 4 which otherwise would have been made to the Holder of this Debenture shall be deemed a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of this Section 4 are and are intended solely for the purposes of defining the relative rights of the Holder of this Debenture, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Subject to the rights, if any, under this
Section 4 of holders of Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Debenture, nothing herein shall either impair, as between the Company and the Holder of this Debenture, the obligation of the Company, which is unconditional and absolute, to pay the Holder hereof the principal hereof and interest hereon in accordance with its terms and the provisions of this Debenture or prevent the Holder of this Debenture from exercising all remedies otherwise permitted by applicable law or upon default hereunder.

         (c) Nothing contained in the subordination provisions of this Debenture is intended to or shall impair, as between the Company, its creditors other than the holder(s) of the Senior Debt, and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of, premium, if any, and interest on this Debenture, as and when the same shall become due and payable (except as otherwise provided in this Debenture) in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and other creditors of the Company other than the holder(s) of the Senior Indebtedness (up to $5,000,000 in aggregate principal amount), nor shall anything herein or therein prevent the Holder, subject in all events to the rights of the holder(s) of such Senior Indebtedness set forth in this Debenture,
(i) from taking all appropriate actions to preserve its rights under this Debenture or (ii) from exercising all remedies otherwise permitted by applicable law upon default under this Debenture.

                  12.2. Payments in Event of Liquidation, Dissolution, Bankruptcy, Etc. In the event of any liquidation, dissolution or winding up of the Company or any Insolvency Proceeding, all amounts (whether for principal, interest, premium or otherwise) owing on or in respect of all Senior Indebtedness shall first be paid in full before any payment is made upon the indebtedness evidenced by the Debentures; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities, which shall be made upon or in respect of the Debentures shall be paid over to the holders of such Senior Indebtedness, pro rata, for application in payment thereof unless and until such Senior Indebtedness shall have been paid or satisfied in full. The Holders of the Debentures shall share pro rata, based on the total principal and interest then due to each such Holder, in any assets of the Company distributed to the Holders of the Debentures after payment in full of the Senior Indebtedness, if such assets are insufficient to satisfy the Debentures in their entirety.

                  12.3. Rights of Holders Superior to Common Stock. The rights of the Holders of the Debentures shall be superior to any obligation due any holder of the common stock of the Company, par value $0.0001 ("Common Stock"), or the preferred stock of the Company if any, arising solely out of the fact that such person is an owner of the such stock.

         13.      Conversion.
                  ----------

                  13.1. Conversion at Option of Holder. The Holder of this Debenture shall have the option at any time to convert some or all of the outstanding principal balance of this Debenture in accordance with the provisions of Section 5.4 hereof, into fully paid and nonassessable shares of Series A Preferred Stock.

                  13.2. Automatic Conversion. Debentures will be automatically converted into Series A Preferred Stock at the Conversion Price (defined below) on the earlier of: (i) July 31, 2003 at the Original Amount or (ii) in the event of an underwritten public offering of the Common Stock at a minimum price of $4.00 per share and a maximum gross offering of $2,000,000.00 pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act") or similar federal statute then in force ("Qualified Public Offering"), at a price per share equal to or greater than the Conversion Price; provided however that by acceptance of this Debenture the Holder agrees to be bound by the terms and conditions of any lock-up agreement requested by the underwriters restricting the transfer of the Common Stock entered into by the Company or any of the Company's principal shareholders, which obligations shall survive the conversion.

                  13.3. Conversion Price and Accrued Interest. The number of shares of Series A Preferred Stock into which this Debenture may be converted shall be determined by dividing the aggregate outstanding principal amount of this Debenture to be converted by the Conversion Price (as defined herein) in effect at the time of such conversion. The "Conversion Price" shall be an amount equal to Forty Five Cents ($0.45) per share, subject to adjustment as hereinafter provided.

                  13.4.    Conversion Procedure.
                           --------------------

                           (a)      Surrender  of  Debentures.  In  the  event
                                    -------------------------
the  holder  desires  to  convert  the Debenture prior to the date provided in
Section 5.2 into shares of Series A
Preferred Stock under Section 5.1, the Holder shall surrender this Debenture at the office of the Company, together with written notice in the form of the Notice of Conversion attached as Exhibit A to this Debenture, and shall state therein the name(s) in which the certificate(s) for shares of Common Stock is to be issued. After the effective date of any automatic conversion in connection with a Qualified Public Offering under Section 5.2, the Holder shall immediately deliver this Debenture to the Company.

                           (b)      Effective  Date of  Conversion.  Any
                                    ------------------------------
conversion of this Debenture at the option ofthe Holder under Section 5.1 shall be deemed to have been made immediately before the close of business on the date of the surrender of this Debenture, together with the Notice of Conversion; provided, however, if any conversion of this Debenture is made in connection with a Qualified Public Offering under
Section 5.1, the conversion may, at the election of the Holder, be conditioned upon the consummation of such Qualified Public Offering, in which case such conversion shall not be deemed to be effective until the date that the registration statement relating to the Public Offering is declared effective by the Securities and Exchange Commission. Any automatic conversion in connection with a Qualified Public Offering of this Debenture under Section 5.2 shall be deemed effective as of the date that the registration statement relating to the Public Offering is declared effective by the Securities and Exchange Commission. Any conversion of this Debenture at the option of the Company under Section 5.3 shall be deemed effective as of the effective date specified in the notice sent by the Company to the Holder under Section 5.3. The failure to surrender this Debenture to the Company in the event of any conversion under Section 5.2 or 5.3 shall not be a condition to the effectiveness of such conversion and this Debenture shall be deemed canceled to the extent of such conversion on the effect date thereof.

                 (c)      Delivery of Stock  Certificates  and/or new Debenture.
                          ------------------------------------------------------
On and after the effective date of any conversion of this Debenture, the person entitled to receive the shares of Series A Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares, and the Company shall, at its expense, and subject to Section 9 hereof, as soon as practicable after such effective date and the delivery to the Company of this Debenture, issue and deliver such certificate(s) for the number of shares of Series A Preferred Stock to which the Holder shall be entitled upon such conversion, together with a check payable to the Holder for any cash amounts payable for fractional shares, as described in Section 5.5 below, and for all accrued but unpaid interest on the Debentures so converted which the Company elects to pay in cash. If the Holder converts only part of this Debenture, after delivery to the Company of this Debenture, the Company will issue to the Holder a new Debenture evidencing the amount of the indebtedness not converted.

                  13.5. No Fractional Shares. No fractional shares of Series A Preferred Stock shall be issued upon conversion of all of the outstanding principal balance of this Debenture. In lieu of fractional shares, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, as provided in Section 5.4.

                  13.6. No Further Obligations. Upon conversion of all of the outstanding principal balance of this Debenture, together with conversion or payment of all accrued but unpaid interest to the date of conversion, the Company shall be forever released from all its obligations and liabilities under this Debenture.

         14.      Adjustments

                  14.1. The conversion price per share at which Series A Preferred Stock shall be issuable upon conversion of the Debentures (the "Conversion Price") shall initially be $0.45 per share, provided that, if adjustment of the Conversion Price is required pursuant to Sections 6.1(a) through 6.1(e) hereof, the Conversion Price shall be such adjusted price. No adjustment in the number of shares of Series A Preferred Stock into which the Debenture is convertible shall be made, by adjustment in the Conversion Price, as applicable, unless the consideration per share for Series A Preferred Stock issued or Series A Preferred Stock issuable upon conversion of Debentures deemed to be issued by the Company is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such shares or Debentures, as the case may be.

                                            a.      In case any of the following
shall occur:

                                    (i)     any  reclassification  or change  in
         the  outstanding  Series A  Preferred
         Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                                    (ii)    any consolidation or merger to which
         the Company is a party  (other than
         a merger in which the Company is the surviving corporation and which does not result in any reclassification of, or change in, the outstanding Series A Preferred Stock),

         (each of the foregoing, an "Organic Change") then, in each such case, appropriate provision shall be made, prior to the effective date of any such Organic Change whereby the holders of the Debentures then outstanding shall have the right to convert such Debentures into the kind and amount of shares, other securities or property, which would have been receivable upon such Organic Change by a holder of the Debentures which would have been issuable upon conversion of the Debentures immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions to insure that the provisions of this Section 6 shall thereafter be applicable to the Debentures. The Company shall not effect any such Organic Change, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. In connection with any provision made pursuant to the terms of the preceding sentence, provision shall also be made for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions of this Section 6.1(a) shall similarly apply to successive Organic Changes.

                  b. In case the Company shall at any time reverse stock split, subdivide or combine the outstanding Series A Preferred Stock issuable upon conversion of the Debentures, then, in each such case, the Price in effect immediately prior to such subdivision or combination shall, effective as of the effective date of such subdivision or combination, be proportionately decreased in the case of (i) a reverse stock split or (ii) subdivision or proportionately increased in the case of combination.

                  c. In case the Company shall issue rights, warrants or options to subscribe for or purchase Series A Preferred Stock at a price per share less than the Conversion Price on the record date mentioned below, the Conversion Price shall be adjusted so that the same shall equal the price per share for which Series A Preferred Stock may be subscribed for or purchased as described below in this Section 6.1(c). Such adjustment shall be made whenever such rights, warrants or options are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, warrants or options; and, to the extent that such rights, warrants or options expire unexercised, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made as of the record date for the issuance of such rights, warrants or options been made upon the basis of the issuance of rights, warrants or options to subscribe for or purchase only the number of Series A Preferred Stock as to which such rights, warrants or options were actually exercised. In case the Company shall issue rights, warrants or options to subscribe for or purchase securities convertible into, exchangeable for or carrying a right to purchase Series A Preferred Stock (such securities being referred to herein as "Convertible Securities"), for purposes of this Section 6.1(c), (A) such issuance shall be deemed to be an issuance of rights, warrants or options to such holders entitling them to subscribe for or purchase Series A Preferred Stock at the price per share for which the Series A Preferred Stock are issuable upon conversion, exchange or exercise of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration payable to the Company upon the exercise of such rights, warrants or options, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion, exchange or exercise thereof, by (y) the total maximum number of Series A Preferred Stock issuable upon the conversion, exchange or exercise of such Convertible Securities issuable upon the exercise of such rights, warrants or options), and (B) the total maximum number of Series A Preferred Stock issuable upon conversion, exchange or exercise of such Convertible Securities shall be deemed to be the number of Series A Preferred Stock offered for subscription or purchase. To the extent that such Convertible Securities expire or otherwise terminate without being converted, exercised or exchanged, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made as of the record date for the issuance of such rights, warrants or options been made upon the basis of the issuance of the number of Series A Preferred Stock that were actually issued upon the conversion, exercise or exchange of such Convertible Securities.

                  d. In case the Company shall pay a dividend or make a distribution to all holders of Series A Preferred Stock, as such, of its shares, evidences of its indebtedness, assets or rights, warrants or options (excluding dividends or distributions payable in cash out of current, the prior year's or retained earnings of the Company, distributions relating to sub-divisions and combinations covered by Section 6.1(b) hereof and rights, warrants or options to purchase or subscribe for Series A Preferred Stock or Convertible Securities covered by Section 6.1(c) hereof), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned below by a fraction, the numerator of which shall be the total number of Series A Preferred Stock outstanding immediately prior to such record date multiplied by the Current Market Price per Series A Preferred Stock (as defined in Section 6.1(e) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company applying, to the extent appropriate, the requirements for determining the Current Market Price of Series A Preferred Stock as set forth in Section 6.1(e) hereof) as of such record date of the shares, evidences of indebtedness or assets so paid or distributed or of such rights, warrants or options, and the denominator of which shall be the total number of Common Shares outstanding immediately prior to such record date multiplied by the Current Market Price per Series A Preferred Stock (as defined in Section 6.1(e) hereof) on such record date. Such adjustment shall be made whenever any such dividend is paid or such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution. Notwithstanding the foregoing, no adjustment shall be made with respect to any such dividend or distribution if the Current Market Price per Series A Preferred Stock immediately prior to such adjustment is greater than the Conversion Price.

                  e. In case the Company shall issue any Series A Preferred Stock other than Excluded Securities (as defined below), whether directly or indirectly as provided in clause (3) of this Section 6.1(e) below, without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Series A Preferred Stock, the Conversion Price in effect immediately prior to each such issuance shall forthwith be lowered to a price equal to the quotient obtained by dividing:

                                    (i)     an amount equal to the sum of

                                            (x)      the total number of  Series
                  A  Preferred  Stock   outstanding
                  (including any Series A Preferred Stock deemed to have been issued pursuant to subdivisions (A) and (B) of Section 6.1(e)(iii) below, it being understood that the Series A Preferred Stock issuable upon conversion of the Debentures immediately prior to such issuance shall be deemed to be outstanding for all purposes of the computation required in this clause (e)), immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus
                                            (y)      the consideration received
                  by the Company upon such issuance, by

                                    (B) the total number of Series A Preferred
                  Stock outstanding (including any Series A Preferred Stock deemed to have been issued pursuant to subdivisions (i) and
                  (ii) of Section 6.1 below, it being understood that the Series A Preferred Stock issuable upon conversion of the Debentures immediately prior to such issuance shall be deemed to be outstanding for all purposes of the computation required in this clause (e)) immediately after the issuance of such Series A Preferred Stock.

         For the purposes of any adjustment of the Conversion Price pursuant to this clause (e) of Section 6.1, the following provisions shall be applicable:

                  (i) In the case of the issuance of Series A Preferred Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (ii) In the case of the issuance of Series A Preferred Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board, irrespective of any accounting treatment.

                  (iii) In the case of the issuance of (i) options to purchase or rights to subscribe for Series A Preferred Stock, (ii) securities by their terms convertible into or exchangeable for Series A Preferred Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                    (A) the aggregate maximum number of Series A
                  Preferred Stock deliverable upon exercise of such options to purchase or rights to subscribe for Series A Preferred Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (i) and (ii) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Series A Preferred Stock covered thereby;

                                    (B) the aggregate maximum number of Series A
                  Preferred Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (i) and (ii) above);

                                    (C) on any change in the number of Series A
                  Preferred Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such convertible or exchangeable securities or any change in the consideration to be received by the Company upon the exercise of any such options or rights or conversions of or exchanges for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                                    (D) on the expiration of any such options or
                  rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of Series A Preferred Stock actually issued upon exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

                  (iv). For purposes of Sections 6.1(c), 6.1(d) and 6.1(e) hereof, the following provisions (A) to (F) shall also be applicable:

                                    (A) The number of Series A Preferred Stock
                  outstanding at any given time shall include Series A Preferred Stock owned or held by or for the account of the Company or any of its subsidiaries, and the issuance of rights, warrants or options to purchase or subscribe for such treasury shares (or securities convertible into, exchangeable for or carrying a right to purchase such treasury shares) or the distribution of any such treasury shares shall not be considered an issuance, dividend or distribution for purposes of Sections 6.1(c), 6.1(d) and 6.1(e) hereof.

                                    (B) No adjustment of the Conversion Price
                  shall be made unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided that any adjustments which by reason of this clause
                  (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least one percent in the Conversion Price then in effect hereunder.

                                    (C) For the purpose of any computation under
                  Section 6.1(d) hereof, the "Current Market Price" per Common Share on any date shall be deemed to be the average of the daily Closing Prices (as defined below) for the twenty (20) consecutive trading days immediately preceding the date in question. The "Closing Price" for each day shall be the last reported sale price or, in case no such reported sale takes place on such day, the closing bid, in either case on the principal national securities exchange (including, for purposes hereof, The Nasdaq Stock Market) on which the Series A Preferred Stock are listed or admitted to trading or, if the Series A Preferred Stock are not listed or admitted to trading on any national securities exchange, the last sale price for the Series A Preferred Stock as quoted on the OTC Bulletin Board (the "OTCBB"), or if the Series A Preferred Stock are not quoted on the OTCBB, the last sale price as quoted in the "pink sheets" published by the National Quotation Bureau, Inc. (the "Pink Sheets") or, if not available in the Pink Sheets, in a similar publication of national standing. If on any such date the Series A Preferred Stock are not listed or admitted to trading on any national securities exchange, are not quoted on the OTCBB, and are not quoted in the Pink Sheets or any similar publishing of national standing, the Current Market Price per Series A Preferred Stock on such date shall be the fair value of such share on such date, as determined in good faith by the Board of Directors of the Company (subject to the approval of any member of the Board of Directors who has been designated by the holders of the Debentures), whose determination shall be final, binding and conclusive if made in good faith.

                                    (D) In any case in which this Section 6.1
                  shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of Debentures converted after such record date and before the occurrence of such event the additional Series A Preferred Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares issuable upon such conversion before giving effect to such adjustment.

                                    (E) Except as otherwise expressly provided
                  in this Section 6.1, no adjustment in the Conversion Price shall be made by reason of the issuance or sale, in exchange for cash, property or services, of Series A Preferred Stock, or any Convertible Securities.

                                    (F) The term "Excluded Securities" shall
                  mean: (i) the issuance of up to 2,500,000 shares of Series A Preferred Stock issued to employees, consultants, officers or directors of the Company pursuant to stock option plans or restricted stock plans or agreements approved by the Board of Directors (including options grated prior to issuance of its 8% Subordinated Convertible Debentures); (ii) the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions, or similar transactions; (iii) the issuance of securities pursuant to currently outstanding warrants, notes, or other rights to acquire securities of the Company; (iv) the issue of securities in connection with acquisition transactions; (vi) the issuance of Series A Preferred Stock in a Qualified Public Offering; (vii) the issuance of securities in strategic partnership transactions; or (viii) the issuance of Series A Preferred Stock in any other transaction in which exemption from the antidilution provisions is approved by the affirmative vote of at least majority of the then outstanding shares of Debentures.

                  6.2 Any determination as to whether an adjustment in the Conversion Price in effect hereunder is required pursuant to Sections 6.1(a) through 6.1(e) hereof, or as to the amount of any such adjustment, if required, shall be final, binding and conclusive if made in good faith by the Board of Directors of the Company.

                  6.3 Whenever the Conversion Price is adjusted as provided in this Section 6, then, in each such case, the Company shall mail, or cause to be mailed, to the holders of Debentures, of record not more than ten days before the date of mailing, a notice in writing stating the adjusted Conversion Price then and thereafter effective under the provisions hereof, the method of calculating such adjusted Conversion Price shown in reasonable detail, and the facts on which such calculation is based. An affidavit of the Secretary of the Company (or of a transfer agent for the Debentures, if one has been appointed) that any such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  6.4 As used in this Section 6, the term "Series A Preferred Stock" shall mean and include the Company's Series A Preferred Stock authorized on February 12, 2002 and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

                  6.5 No fractional Series A Preferred Stock shall be issued upon the conversion of any Debentures.

                  6.6 Upon any conversion, no adjustment shall be made for interest on the Debentures surrendered for conversion or on the Series A Preferred Stock delivered.

                  6.7. The Company will at all times reserve and keep available out of its authorized but unissued shares, solely for the purpose of issue upon conversion of the Debentures, as provided in this Section 6, such number of Series A Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding Debentures, and, upon the issuance thereof upon conversion, all in accordance with the provisions hereof, such Series A Preferred Stock shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such Series A Preferred Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Series A Preferred Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued Series A Preferred Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Debentures.

                  6.8 Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the Series A Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and lawfully issue fully paid and nonassessable Series A Preferred Stock at the Conversion Price as so adjusted.

                  6.9 The issuance of certificates for Series A Preferred Stock shall be made without charge for any tax in respect of such issuance or other cost incurred by the Company in connection with such conversion and the related issuance of Series A Preferred Stock upon conversion of Debentures. Upon conversion of each Debenture, the Company shall take all such actions as are necessary in order to insure that the Series A Preferred Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof. However, if any such certificate is to be issued in a name other than that of the holder of the converted Debentures, the Company shall not be required to issue or deliver any share certificate or certificates unless and until the holder has paid to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid or is not due.

                  6.10 In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend (other than a cash dividend) or other distribution on the Series A Preferred Stock or any right, warrant or option to subscribe for or purchase any Series A Preferred Stock or any class of Convertible Securities, or (ii) any reclassification or recapitalization of the stated capital of the Company, any consolidation or merger of the Company with or into another corporation, any transfer of all or substantially all of the assets of the Company to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Debentures at least ten (10) days prior to the date specified in such notice, a notice specifying
(A) the date on which any such record is to be taken for the purpose of such dividend on, distribution or rights, (B) the date on which any such reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, or winding up is expected to come effective, and (C) the time, if any is to be fixed, as to when the holders of record of Series A Preferred Stock (or other securities) shall be entitled to exchange their Series A Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up.

                  6.11 The Company shall not close its books against the transfer of Debentures or of Series A Preferred Stock issued or issuable upon conversion of Debentures in any manner which interferes with the timely conversion of the Debentures. The Company shall assist and cooperate with any holder of Debentures required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Debentures hereunder (including, without limitation, making any filings required to be made by the Company).

                  6.12 If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding such rights granted to employees, directors, consultants and vendors), then the Company's Board of Directors shall make an appropriate adjustment in the Conversion Price then in effect so as to protect the rights of the holders of Debentures.

                  6.13 The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Debentures against impairment.

         15.      Assignment.  Subject to the restrictions on transfer described
                  ----------
in Section 9 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit their respective successors, heirs, administrators and permitted assigns and transferees.

         16.      Waiver and Amendment.  Any provision of this Debenture may be
                  --------------------
amended, waived or modified only upon the written consent of the Company and the Holder.

         17. Transfer of this Debenture or Securities Issuable on Conversion Hereof. This Debenture and any Series A Preferred Stock or other securities issuable or acquired on conversion hereof (collectively, the "Securities") have not been registered under the 1933 Act, or any applicable state securities laws (collectively, the "Securities Laws"). They may not be sold, transferred, assigned, pledged, or hypothecated unless and until registered under such

Securities Laws, or unless the Company has received an opinion of counsel or other evidence, satisfactory to the Company and its counsel in their sole discretion, that such registration is not required. To ensure compliance with the forgoing, the Holder shall give written notice to the Company of such proposed Transfer, describing such Transfer in reasonable detail, and the written consent of the Company shall be required prior to the consummation of any such Transfer. Any Transfer or attempted Transfer of the Securities is void except to the extent that such Transfer has been made in compliance with the provisions hereof. Each Debenture and/or each certificate representing the Series A Preferred Stock Transferred hereunder shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such Securities Laws, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         18. Representations of Holder. This Debenture is issued to the Holder in reliance upon the Holder's representations to the Company, which by its acceptance hereof the Holder hereby confirms, that: (i) the Securities are and will be acquired for investment for the Holder's own account, and not with a view to the sale or distribution of any part thereof; (ii) the Holder is an "accredited investor" within the meaning of Rule 501 under the 1933 Act, is experienced in evaluating and investing in companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and has the ability to bear the economic risks of this investment; and (iii) the Holder understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Laws or exemption therefrom, that the Company has no obligation to register the Securities, that in the absence of such registration or exemption, the Securities must be held indefinitely, and that the Securities may not be sold pursuant to Rule 144 under the 1933 Act unless all of the conditions of that Rule are met, which conditions are not currently met.

         19. Notices. Unless otherwise provided, all notices and other communications required or permitted under this Debenture shall be in writing and shall be mailed by United States first-class mail, postage prepaid or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address indicated for such person on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing or delivery.

         20. No Stockholder Rights. Nothing contained in this Debenture shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company, and no dividends or interest shall be payable or accrued in respect of this Debenture or the interest represented hereby or the Series A Preferred Stock obtainable hereunder until, and only to the extent that, this Debenture shall have been converted.

13. No Waiver, Etc. (a) It is expressly agreed that any waiver by Holder of any item or provision hereof or of any right, remedy or option under this Debenture shall not be controlling, nor shall it prevent or estop Holder from thereafter enforcing such term, provision, right, remedy or option in any other instance, and neither the failure or refusal of Holder to insist in any one or more instances upon the strict performance of this Debenture, nor the acceptance by Holder of any payment less than the amount then due hereunder, shall be construed as a waiver or relinquishment for the future of any such term or provision or the amount remaining due, but the same shall continue in full force and effect, it being understood and agreed that Holder's rights, remedies and options under this Debenture are and shall be cumulative and are in addition to all of the rights, remedies and options of Holder in law or in equity, or under any other agreement.

         (b) If any of the terms or provisions of this Debenture are construed as binding or obligating the Company or any other person or entity obligated hereunder to pay interest in excess of that authorized by law, such obligation shall, ipso facto, be reduced to the limit of such validity, with the portion of the excess applied and deemed to have been a payment in reduction of the principal, it being the intent of the Company and Holder that neither the Company nor any other person or entity obligated hereunder shall ever be required or obligated under the terms of this Debenture or otherwise to pay interest in excess of the maximum amount permitted by law.

         (c) The provisions of this Debenture are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Debenture expresses the entire understanding of the parties with respect to the transactions contemplated hereby. The Company and every endorser and guarantor of this Debenture regardless of the time, order or place of signing hereby waives presentment, demand, protest and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.


         21. Governing Law; Arbitration. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws. Any controversy or claim arising out of or relating to this Debenture or the breach thereof shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction hereunder. The Company, and the Holder by the acceptance of this Debenture, each hereby irrevocably (i) submit to the jurisdiction of the Circuit Court of Tennessee sitting in Knox County in respect of any suit, action or proceeding arising out of or pertaining to the enforcement of the foregoing arbitration provision or any award thereunder, (ii) accept, generally and unconditionally, jurisdiction of the foregoing court, and (iii) waive, to the fullest extent possible under applicable law, any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. Such arbitration shall be conducted by one (1) arbitrator mutually agreeable to the Company and a majority-in-interest of the Investors, or failing such agreement, an arbitrator experienced in similarly-sized companies appointed by the AAA. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrator upon a showing of good cause. Depositions shall be conducted in accordance with the Tennessee Code, the arbitrator shall be required to provide in writing to the Parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

         22.      Headings;  References.  All headings used herein are used for
                  ---------------------
convenience only and shall not be used to construe or interpret this Debenture. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be executed this _13th___ day of February, 2002.

GOTRAIN CORP.

By: ____/s/ GARY CURTIS___________________________
         Gary Curtis, Chief Executive Officer

HOLDER:

        /s/ BERNIE HALL     _________________________
Sign

      Attorney in Fact_______________________________
Polmeroy Limited

Address:_Registered Office of Polmeroy Limited
_________         Bison Court
_________         Post Office Box 3460
_________         Road Town
_________         Tortola, British Virgin Islands

cc:______Polmeroy Limited
_________Post Office Box 274
_________Thirty Six Hilgrove Street
_________St. Helier, Jersey JE4 8TR

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                   (To Be Signed Upon Conversion of Debenture)
         GOTRAIN CORP.
Attn:  Chief Executive Officer

Address:______________________

         ---------------------


         The undersigned, the Holder of the foregoing Debenture, hereby surrenders such Debenture for conversion into shares of Series A Preferred Stock of GOTRAIN CORP. an amount of $_____________ principal amount of such Debenture, and requests that the certificates for such shares, together with a check payable as set forth below in the amount of all accrued and unpaid interest on such principal amount of such Debenture through the date of such conversion which the Company elects to pay in cash, if any, be issued in the following name and delivered to the following address:

Name:             ___________________________________
Address:          ___________________________________

                  -----------------------------------

         If the principal amount requested for conversion is less than the full outstanding principal amount of the Debenture, the Holder requests that the Company issue to the Holder a new debenture for the amount not converted with the same terms as the Debenture.

Dated:            ___________________________________

HOLDER:

-----------------------------------------------------
Sign

-----------------------------------------------------
Print name
exactly as is appears on the
first page of the Debenture

Address:          ___________________________________

                  -----------------------------------